Press Release

Source: Cycle Country Accessories Corp.

Cycle Country Accessories Corp. Announces Q 3 Loss of 6 Cents per
Share, Reduces Yearly Guidance to 10-14 Cents from 15-20 Cents

Thursday August 14, 7:00 am ET

MILFORD, Iowa--(BUSINESS WIRE)--Cycle Country (AMEX:ATC - News), a leading supplier of ATV accessories, Golf Accessories, Oil
Filters and Contract Manufacturing services announces disappointing earnings for the third reporting quarter and a downward revision to its annual guidance.

Based both on significant increases in raw material costs and an increase in selling, general and administrative costs in the third quarter that wiped out the significant increase in revenues from quarter three of last year to the current third quarter, the company finished the quarter posting a net loss of approximately $370,000 on revenues of approximately $3,469,000, or an earnings per share (EPS) loss of -$0.06 for the quarter. Also contributing to the loss for the quarter was continued weakness in both the Weekend Warrior and Plastic Wheel Covers divisions. The third quarter of last year, fiscal 2007, posted an EPS loss of -$0.05 for the quarter on revenues of approximately $2,541,000. The year to date EPS is at $0.10 with this latest quarter's results, while the year to date EPS for last year through the same period was -$.02. The company had previously provided guidance for the year at $0.15 - $0.20. With the third quarter results and management's projections of high material costs continuing to impact the company profits in the fourth quarter, the company acknowledges that this previous guidance is no longer achievable. The company now provides guidance for the full year to be $0.10- $0.14, which is a return to the original guidance that the company put forth for this fiscal year. Management, under the direction of the new President, is renewing its pursuit for cost savings and efficiencies and, at the same time, reevaluating and refocusing its efforts to bring sustainable growth opportunities to all of its business segments.

Pre-season snow blade orders are currently above normal levels, as management worked with its distributors to create incentives in the face of continuing raw material increases during the latter part of our third quarter (as reported in the press release dated June 24, 2008). The company also credits the pre-season sells to the general depletion of inventory in the distribution and dealer supply chain.

The company will hold an Investor Conference call on Thursday (today) August 14, 2008 at 11:00 AM (Eastern)/10:00 AM (Central). To participate, call: TOLL-FREE 1-800-762-8908; TOLL/INTERNATIONAL 1-480-629-9039 and use Pin Number: 3911715. To access the conference by the Internet go to this web address: http://viavid.net/dce.aspx?sid=00005500.

About Cycle Country Accessories Corporation

Cycle Country has been an industry leader in the marketing, sales, design and manufacturing of custom fitting accessories for utility all-terrain vehicles (ATV's) for over 31 years. Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more. Cycle Country also produces a line of wheel covers for golf carts, lawn and garden equipment and motor sports vehicles. Perf-Form, a wholly owned subsidiary, makes high performance oil filters for motorcycles, ATV's and watercraft. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle Country-Spencer, providing metal fabrication and contract manufacturing services to clients in the mid-west.

www.cyclecountry.com

www.weekend-warrior.com

www.perf-form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "potential," or future/conditional verbs such as "will," "should," and "could."

Contact:
Magellan FIN
Mark Gilbert, 317-867-2839
Principal
mgilbert@magellanfin.com

Source: Cycle Country Accessories Corporation